Exhibit 10.1

AMENDMENT NO. 2

TO THE

TYLER TECHNOLOGIES, INC. 2010 STOCK OPTION PLAN

THIS AMENDMENT to the Tyler Technologies, Inc. 2010 Stock Option Plan (the “Plan”) is hereby adopted by Tyler Technologies, Inc. (the “Company”), effective as of May 12, 2015.

WHEREAS, the Company established the Plan, which was approved by the Company’s stockholders effective as of May 13, 2010;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 15 thereof;

WHEREAS, on February 3, 2015, the Company’s Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock subject to the Plan from 5,000,000 to 9,000,000, subject to the approval of the Company’s stockholders (the “Plan Amendment”); and

WHEREAS, on May 12, 2015, the Company’s stockholders approved the Plan Amendment.

NOW THEREFORE, the Plan is hereby amended by restatement of Section 5 thereof in its entirety to read as follows:

“5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 10(a) hereof, the total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed 9,000,000 shares of Common Stock. Any shares of Common Stock covered by an Option (or a portion of an Option) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Options under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Options under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (i) impair the validity of any outstanding Option, whether or not that Option is fully exercisable, or (ii) impair the status of any shares of Common Stock previously issued pursuant to an Option as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock or (ii) Common Stock held in the treasury of the Company, in each case as the Committee may determine from time to time in its sole discretion.”

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing Amendment, the Company has caused this Amendment to be executed by a duly authorized officer as of the date first set forth above.

TYLER TECHNOLOGIES, INC.

By:	/S/ H. LYNN MOORE, JR.

Name:	H. Lynn Moore, Jr.

Title:	Executive VP and General Counsel

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